Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS third quarter fiscal 2021 financial results

San Jose, CA – August 2, 2021. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal third quarter ended July 3, 2021 and outlook for its fiscal fourth quarter ending October 2, 2021.

Third Quarter Fiscal 2021 Financial Highlights

▪	Revenue: $1.66 billion
▪	GAAP operating margin: 4.5 percent
▪	GAAP diluted EPS: $1.74(1)
▪	Non-GAAP(2) operating margin: 5.0 percent
▪	Non-GAAP diluted EPS: $0.99, exceeded outlook

Additional Third Quarter Highlights

▪	Cash flow from operations: $104 million
▪	Free cash flow: $92 million
▪	Shares repurchased: 300,000 for $12.2 million
▪	Ending cash and cash equivalents: $624 million
▪	Non-GAAP pre-tax ROIC: 25.9 percent

(1)	Includes $0.64 benefit relating to release of certain tax reserves.

(2)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“The relentless focus and execution from our team enabled us to achieve third quarter non-GAAP operating margin at the high-end and non-GAAP earnings per share exceeded our outlook. Demand remained robust across all of our end-markets; however, the continuing prevalence of the global supply chain constraints impacted our third quarter revenue,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Our fourth quarter outlook reflects strong demand across our customer base while taking into account our current estimate of the impact of the ongoing supply constraints. I am confident that our culture of operational agility will enable us to effectively navigate in this dynamic market environment.”

Fourth Quarter Fiscal 2021 Outlook

The following outlook is for the fourth fiscal quarter ending October 2, 2021. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.65 billion to $1.75 billion

▪	GAAP diluted earnings per share between $0.80 to $0.90

▪	Non-GAAP diluted earnings per share between $0.93 to $1.03

The statements above concerning our expectations for customer demand during the fourth quarter, the Company’s ability to manage ongoing supply chain constraints and the financial outlook for the fourth quarter all constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which have resulted in supply chain constraints preventing the Company from shipping all product for which there is demand and which could result in renewed restrictions on where we can build products and prevent us from fully staffing our plants. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the third quarter and outlook for the fourth quarter on Monday, August 2, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 4248477.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Press Release Financials	SANMINA
2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	July 3,	October 3,
	2021	2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$623,844	$480,526
Accounts receivable, net	1,153,813	1,043,334
Contract assets	345,096	396,583
Inventories	892,633	861,281
Prepaid expenses and other current assets	50,446	37,718
Total current assets	3,065,832	2,819,442

Property, plant and equipment, net	550,038	559,242
Deferred tax assets	241,069	273,470
Other	145,651	120,502
Total assets	$4,002,590	$3,772,656

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,296,005	$1,210,049
Accrued liabilities	149,236	171,761
Accrued payroll and related benefits	123,365	122,029
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	1,587,356	1,522,589

Long-term liabilities:
Long-term debt	315,987	329,249
Other	260,132	290,902
Total long-term liabilities	576,119	620,151

Stockholders' equity	1,839,115	1,629,916
Total liabilities and stockholders' equity	$4,002,590	$3,772,656

Press Release Financials	SANMINA
2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020
Net sales	$1,657,741	$1,654,691	$5,112,667	$5,085,412
Cost of sales	1,521,151	1,523,218	4,691,744	4,711,636
Gross profit	136,590	131,473	420,923	373,776

Operating expenses:
Selling, general and administrative	57,438	59,314	177,547	184,722
Research and development	5,269	5,181	15,427	16,148
Restructuring and other costs	(382)	2,875	13,402	27,253
Total operating expenses	62,325	67,370	206,376	228,123

Operating income	74,265	64,103	214,547	145,653
Interest income	217	764	691	1,492
Interest expense	(4,823)	(8,460)	(14,657)	(20,377)
Other income (expense), net	29,258	3,200	37,268	(3,142)
Interest and other, net	24,652	(4,496)	23,302	(22,027)
Income before income taxes	98,917	59,607	237,849	123,626
Provision for (benefit from) income taxes	(18,458)	14,727	25,416	35,519
Net income	$117,375	$44,880	$212,433	$88,107

Basic income per share	$1.79	$0.66	$3.25	$1.26
Diluted income per share	$1.74	$0.64	$3.17	$1.23

Weighted-average shares used in computing per share amounts:
Basic	65,427	68,216	65,306	69,657
Diluted	67,352	69,645	67,055	71,504

Press Release Financials	SANMINA
2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 3,	April 3,	June 27,
	2021	2021	2020
GAAP Operating Income	$74,265	$64,723	$64,103
GAAP operating margin	4.5%	3.8%	3.9%
Adjustments:
Stock compensation expense (1)	8,715	9,224	7,354
Amortization of intangible assets	284	-	63
Distressed customer charges (2)	(428)	(296)	1,499
Restructuring costs	(382)	11,880	2,812
Non-GAAP Operating Income	$82,454	$85,531	$75,831
Non-GAAP operating margin	5.0%	5.0%	4.6%

GAAP Net Income	$117,375	$47,037	$44,880

Adjustments:
Operating income adjustments (see above)	8,189	20,808	11,728
Gain on liquidation of foreign entity	(8,493)	-	-
Gain on sale of intellectual property	(15,000)	-	-
Legal and other (3)	(3,440)	(4,807)	-
Adjustments for taxes (4)	(32,056)	4,402	3,387
Non-GAAP Net Income	$66,575	$67,440	$59,995

GAAP Net Income Per Share:
Basic	$1.79	$0.72	$0.66
Diluted	$1.74	$0.70	$0.64
Non-GAAP Net Income Per Share:
Basic	$1.02	$1.03	$0.88
Diluted	$0.99	$1.01	$0.86
Weighted-average shares used in computing per share amounts:
Basic	65,427	65,249	68,216
Diluted	67,352	66,957	69,645

(1)	Stock compensation expense was as follows:

	Cost of sales	$3,712	$3,629	$2,772
	Selling, general and administrative	4,913	5,479	4,496
	Research and development	90	116	86
	Total	$8,715	$9,224	$7,354

(2)	Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3)	Represents expenses, charges and recoveries associated with certain legal matters.

(4)	GAAP provision for (benefit from) income taxes	$(18,458)	$19,193	$14,727
	Adjustments:
	Tax impact of operating income adjustments	452	284	602
	Discrete tax items	37,583	(232)	3,152
	Deferred tax adjustments	(5,979)	(4,454)	(7,141)
	Subtotal - adjustments for taxes	32,056	(4,402)	(3,387)
	Non-GAAP provision for income taxes	$13,598	$14,791	$11,340

	Q4 FY21 EPS Range
Q4 FY21 Earnings Per Share Outlook*:	Low	High
GAAP diluted earnings per share	$0.80	$0.90
Stock compensation expense	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.93	$1.03

*  Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the fourth quarter of FY21, an estimate of such items is not included in the outlook for Q4 FY21 GAAP EPS.

Press Release Financials	SANMINA
2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Pre-tax Return on Invested Capital

(ROIC) (in thousands)

(Unaudited)

		Three Month Periods
($ in thousands)		Q3 FY21	Q2 FY21	Q1 FY21	Q4 FY20	Q3 FY20
Pre-tax Return on Invested Capital (ROIC)
GAAP operating income		$74,265	$64,723	$75,559	$82,034	$64,103
	x	4.0	4.0	4.0	3.7	4.0
Annualized GAAP operating income		297,060	258,892	302,236	304,698	256,412
Average invested capital (1)	÷	1,274,041	1,237,417	1,229,805	1,245,006	1,247,777
GAAP pre-tax ROIC		23.3%	20.9%	24.6%	24.5%	20.5%

Non-GAAP operating income		$82,454	$85,531	$87,220	$94,709	$75,831
	x	4.0	4.0	4.0	3.7	4.0
Annualized non-GAAP operating income		329,816	342,124	348,880	351,776	303,324
Average invested capital (1)	÷	1,274,041	1,237,417	1,229,805	1,245,006	1,247,777
Non-GAAP pre-tax ROIC		25.9%	27.6%	28.4%	28.3%	24.3%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Press Release Financials	SANMINA
2700 North First Street San Jose, CA 95134 Tel: 408-964-3610

Condensed Consolidated Cash Flow Statement

(in thousands)

(Unaudited)

	Three Month Periods
($ in thousands)	Q3'21	Q2'21	Q3'20
GAAP Net Income	$117,375	$47,037	$44,880
Depreciation and amortization	27,373	27,196	28,886
Other, net	3,339	19,498	15,532
Net change in net working capital	(44,366)	(12,642)	(25,531)
Cash provided by operating activities	103,721	81,089	63,767

Purchases of short-term investments	-	-	(30,000)
Purchases of long-term investments	(1,705)	-	-
Net purchases of property & equipment	(17,182)	(14,349)	(9,441)
Proceeds from sale of intellectual property	5,000	-	-
Cash paid for businesses acquired	(21,408)	-	-
Cash used in investing activities	(35,295)	(14,349)	(39,441)

Net share repurchases	(15,698)	(1,502)	(17,791)
Net borrowing activities	(4,688)	(4,688)	(4,688)
Cash used in financing activities	(20,386)	(6,190)	(22,479)

Effect of exchange rate changes	628	(1,404)	785

Net change in cash & cash equivalents	$48,668	$59,146	$2,632

Free cash flow:
Cash provided by operating activities	$103,721	$81,089	$63,767
Net purchases of property & equipment	(17,182)	(14,349)	(9,441)
Proceeds from sale of intellectual property	5,000	-	-
	$91,539	$66,740	$54,326

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.